EXHIBIT 1                                                    9 Page of 10 Pages

AGREEMENT

Pursuant to Rule 13d-1 (f) (1) under the Securities and Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respects to the ownership by each of the undersigned of shares of ON Technology Corporation.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        Executed this 9th day of February, 2000

Dated:  February 9, 2000
        Charles River Partnership VI
        By:  Charles River VI GP Limited Partnership


                By:     /s/ Richard M. Burnes, Jr.
                        --------------------------
                        Richard M. Burnes, Jr.
                        Authorized General Partner

        Charles River VI GP Limited Partnership


                By:     /s/ Richard M. Burnes, Jr.
                        --------------------------
                        Richard M. Burnes, Jr.
                        Authorized General Partner

                /s/ Richard M. Burnes, Jr.
                --------------------------
                Richard M. Burnes, Jr.

                /s/ Donald W. Feddersen
                --------------------------
                Donald W. Feddersen

                /s/ Michael J. Zak
                --------------------------
                Michael J. Zak